EXHIBIT 10-AP                    AGREEMENT



This Settlement Agreement is entered into by, between, and among DDL Electronics, Inc. (hereinafter "DDL"), William E. Cook, Rockell N. Hankin, Philip H. Alspach, and John F. Coyne, all in their individual capacity as well as officers and/or directors of DDL Electronics, Inc., and Karen Beth Brenner, Richard Fechtor, Don A. Raig, Ronald J. Vannuki, Bernee D. L. Strom, Erven Tallman, Melvin Foster, and Robert G. Wilson, all in their individual capacities, as shareholders in DDL Electronics, Inc. as applicable, as proposed nominees to the DDL Electronics, Inc., board of directors, and/or as members of a shareholders' committee known as "Shareholders Committee to Remove a Moribund Management" ("SCRMM").

I. PREAMBLE. This Settlement Agreement is intended to effect an orderly transition and transfer of control to a new board of directors and management of DDL Electronics, Inc. The parties hereto agree to the procedures described herein, as well as to the mutual undertakings herein expressed, agreeing that each procedure and undertaking is conditioned on fulfillment of all others.

2. EQUITABLE JURISDICTION AND ENFORCEMENT. All parties agree that the provisions of this Settlement Agreement may not lend themselves to adequate remedies at law. Accordingly, all parties agree that this agreement, or any portion of it, shall be subject to equitable as well as legal jurisdiction and that the agreement, or any portion of it, shall be enforced by such equitable remedies or injunctive relief as a court of competent jurisdiction may direct.

3. JURISDICTION AND APPLICABLE LAW. This Settlement Agreement shall be interpreted in accordance with the laws of the State of Delaware, and jurisdiction shall rest only with a Delaware state or Federal court of competent jurisdiction, to the exclusion of any and all other jurisdictions and courts.

4.   FRAMEWORK OF SETTLEMENT.   The parties hereto agree to a
settlement of a contest for control of the corporation, and other matters, in which the following actions will take place:

(a) The May 31, 1995 Annual Meeting of Shareholders of DDL will be properly convened and a quorum declared to be present;

(b) Election of two (2) Class II directors will be the first item on the agenda, and the chair of the meeting shall recognize and receive nominations from any shareholder seeking recognition from the floor at the Annual Meeting, and the casting of votes and proxies shall be conducted in accordance with the Certificate of Incorporation and Bylaws of DDL.

(c) In the event that the parties' preliminary tally of votes and proxies appears to confirm the election of Bernee D. L. Strom and Erven Tallman to the to (2) positions as Class II directors, the chair of the meeting shall announce that preliminary result to the Annual Meeting, subject to subsequent certification by CT Corporation as election inspectors.

(d) in the event that the preliminary tally of votes and proxies appears to confirm the election of Bernee D. L. Strom and Erven Tallman to the two (2) positions as Class II directors, the chair will announce that Rockell N. Hankin and John F. Coyne accept the apparent results of the election and that they will submit their resignations as directors, effective immediately, in order to facilitate an orderly transition and transfer of control.

(e) The chair of the Annual Meeting shall announce that this Settlement Agreement has been reached by and among the parties, and that the Agreement permits the selection of a new board of directors and management team. The chair will also announce that the Chairman of the Board expects and intends to resign from all positions with the Company in the event that the new board of directors so requests.

(f) If there is no further business to be brought before the Annual Meeting, the meeting shall be adjourned.

(g) Within thirty (30) minutes following adjournment of the Annual Meeting, the remaining directors of DDL, William E. Cook and Philip H. Alspach, shall formally convene a meeting of the board and (1) accept the tendered resignations of Rockell N. Hankin and John F. Coyne, and (2) elect Bernee D. L. Strom and Erven Tallman as members of the board of directors to fill the vacancies created by the resignations of Hankin and Coyne.

(h) Strom and Tallman shall be recognized as duly elected members of the board and invited to join the meeting then in progress.

(i) With the Chairman abstaining, it is expected that the remaining members of the board shall then request the resignation of William E. Cook from all positions that he holds with the Company, and acknowledge that this direct request of the board is without "Cause" as defined in Mr. Cook's employment agreement of January 1, 1995. Mr. Cook shall then tender his resignations.

(j) The board shall then approve and ratify this Agreement and acknowledge that DDL is bound by the terms hereof. The board then may, in its discretion, vote to expand the number of directors and elect persons to fill any vacancies created thereby.

5. PRIOR AGREEMENTS. All parties to this Settlement Agreement agree that the following agreements between the Company and its employees and directors shall be respected and implemented. In particular, without limitation, all parties agree to respect and implement the terms of the following agreements, which are incorporated herein as part of this Settlement Agreement:

(a)  Employment Agreements with William E. Cook dated January 1,
1995, and December 3, 1991 (including  exhibits thereto).

(b)  Severance Agreement with John F. Coyne dated December 28,
1994.

(c)  Severance Agreement with M. Charles Van Rossen dated
December 30, 1994.

(d)  Severance Agreement with Everett L. Norman dated April 14,
1995.

6. INDEMNIFICATION. In confirmation of their rights to indemnification under existing agreements with DDL, Messrs. Cook, Coyne, Hankin, and Alspach shall be indemnified by DDL for all matters that arose during their service with DDL to the maximum extent allowed by Delaware law including, without limitation, mandatory advancement of expenses subject to the requirements of
Section 145(e) of the Delaware General Corporation Law.

7. PROXY SOLICITATION EXPENSES. The parties agree that reasonable proxy solicitation expenses have been incurred in furtherance of the interests of DDL and its shareholders. Subject to reasonable documentation and substantiation, the persons expected to be elected as new directors of the Company agree that unpaid proxy solicitation expenses incurred by DDL at the direction of present management in an amount not to exceed One Hundred and Fifty Thousand Dollars ($150,000) shall be paid by the Company. Reasonable expenses incurred by the Shareholders Committee to Remove a Moribund Management (SCRMM), also subject to reasonable documentation and substantiation, are also expected
to be paid or reimbursed.   Payments for expenses incurred by
present management shall be made ratably, and at the same time, as payments made to reimburse expenses incurred by SCRMM.

8. MUTUAL AND RECIPROCAL RELEASES. The parties hereto acknowledge that this Settlement Agreement is intended to resolve any and all outstanding disagreements or disputes and to resolve any past claims which exist, or may exist, among them. Accordingly, the parties hereby release and forever discharge the Company and one another from any and all past claims, causes of action, or any other dispute of whatever nature, except any claim or cause of action that arises from breach of this Agreement.

9. NON-DISPARAGEMENT. All parties hereto undertake to refrain from any disparagement of the Company or any other party with respect to any matter related to or involving DDL.

10. PAYMENTS TO WILLIAM E. COOK PURSUANT TO HIS EMPLOYMENT AGREEMENT. In accordance with paragraph 5 hereof, upon his resignation pursuant to this Agreement, Mr. Cook will be owed a total sum of One Hundred and Sixty-Five Thousand Dollars ($165,000) pursuant to his employment agreement, which shall be paid by DDL in the following manner:

(a) $35,000, less any normal taxes or other withholdings required by law, shall be paid within not more than seven (7) days after the effective date his resignation.

(b) Thereafter, beginning July 15, 1995, and on the fifteenth day of each month thereafter, the remaining obligation shall be discharged by payments made in equal monthly installments of $10,833.33, less any normal taxes or other withholdings required by law.

(c) In the event that DDL receives an anticipated tax refund, in an amount of One Million Dollars ($1,000,000) or more, all remaining payments to Mr. Cook shall be accelerated and the entire remaining obligation shall be paid in a single lump sum payment within ten (10) days of the tax refund receipt, less any normal taxes or other withholdings required by law.

11.  COUNTERPART AND FACSIMILE EXECUTION.  This Settlement
Agreement may be executed in counterpart copies or by facsimile signature.


IN WITNESS WHEREOF, the parties have entered into this Settlement
Agreement this 31st day of May, 1995.


DDL Electronics, Inc.



______________________________
By:  William E. Cook               Attest:_____________________
     Chairman and Secretary
     Chief Executive Officer



________________________________
William E. Cook, Individual and as Director of DDL


________________________________
Rockell N. Hankin  Individual and as Director of DDL



John F. Coyne
Individual and as Director of DDL


Bernee D. L. Strom, Individual
and as Prospective Director
of DDL



Erven Tallman, Individual
and as Prospective Director
of DDL


Melvin Foster, Individual
and as Prospective Director
of DDL


Don A. Raig, Individual
and as Prospective Director
of DDL


Robert G. Wilson, Individual
and as Prospective Director
of DDL


Richard Fechtor, Individual
and as Shareholder in DDL


Karen Beth Brenner, Individual
and as Shareholder in DDL


Ronald J. Vannuki, Individual
and as Shareholder in DDL